Exhibit 4.409

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 176686 dated August 28, 2019

For Rendering

cable radio services

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until August 28, 2024.

This License is granted by decision of the licensing body - Order dated August 28, 2019 No. 516-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.A. Pankov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296